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                                                                     EXHIBIT 4.3

                         RIGHTS SUBSCRIPTION CERTIFICATE

         Evidencing Non-Transferable Rights to Purchase One and One-Half
           Shares Of $.01 par value Common Stock for each Right issued


                           MAXICARE HEALTH PLANS, INC.

                                                           CUSIP NO. 577904 20 4

YOUR RIGHTS UNDER THIS RIGHTS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND ARE VOID IF NOT EXERCISED BEFORE THE EXPIRATION OF THE OFFERING (AS DEFINED IN THE PROSPECTUS).

The terms and conditions of this rights offering are set forth in the Prospectus relating to the offer by Maxicare Health Plans, Inc. (the "Company") of non-transferable subscription rights, which include over-subscription rights, to purchase up to 28,088,072 shares of common stock, $.01 par value per share ("Shares") of the Company dated __________, 2000 and are incorporated herein by reference ("Rights").

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                       SUBSCRIPTION PRICE: $1.00 PER SHARE

    (The number of rights you are entitled to is listed on the label below.)

RECORD HOLDER:








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THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of rights set forth above, each of which entitles the owner to subscribe for and purchase one share of $.01 par value Common Stock of Maxicare Health Plans, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and the instructions to this Certificate. The non-transferable rights represented by this Certificate may be exercised by duly completing the reverse side hereof, pursuant to the instructions thereto. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION
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CERTIFICATE ARE NOT TRANSFERABLE, AND MAY NOT BE EXERCISED UNLESS THE REVERSE
SIDE HEREOF IS COMPLETED AND SIGNED.


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PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY, AND REFER CAREFULLY TO THE
INSTRUCTIONS TO THIS CERTIFICATE SEPARATELY PROVIDED TO YOU.

SECTION 1 - EXERCISE AND SUBSCRIPTION:

(i)     IF YOU WISH TO EXERCISE ALL OF YOUR BASIC SUBSCRIPTION RIGHTS:

(a)     I subscribe for my full entitlement of Shares:

                                          X $1.00               $
        ----------------------------------                       ---------------
        (Number of Rights held times 1.5)
        (Round upward to nearest whole number)

(b)     OVER-SUBSCRIPTION RIGHTS:

(A) ______ I subscribe for my full entitlement of Over-subscription Shares:

                                          X $1.00               $
        ----------------------------------                       ---------------
        (Number of Rights held times .75)
        (Round upward to nearest whole number)

                      or

        (B) ______ I subscribe for only a portion of my entitlement of Over-subscription Shares:

                                             X $1.00             $
        -------------------------------------                     --------------
        (number of shares - whole number only)


        (ii)   IF YOU DO NOT WISH TO EXERCISE ALL OF YOUR BASIC SUBSCRIPTION
               RIGHTS:

               I subscribe for only

                                             X $1.00             $
        -------------------------------------                     --------------
       (Number of shares - whole number only)

Method of Payment (check one)

[ ] Check, Bank Draft or Money Order Payable to American Stock Transfer & Trust Company, as Escrow Agent for Maxicare Health Plans, Inc., 59 Maiden Lane, New York, New York 10017, Attn: Reorganization Department.

[ ] Wire Transfer directly to the Escrow Account maintained by American Stock Transfer & Trust Company, as Escrow Agent for Maxicare Health Plans, Inc., at The Chase Manhattan Bank NT & SA, ABA ROUTING # 021 000 021, for Credit Account # 323-0599451. Account Name: "American Stock Transfer & Trust Company as agent for Maxicare Rights Offering."

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SECTION 2 - SPECIAL DELIVERY INSTRUCTIONS:

Name and/or address for mailing of any shares subscribed for and purchased, if other than shown on the reverse hereof:

Name and address:

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IMPORTANT - ALL RIGHTS HOLDERS EXERCISING RIGHTS SIGN HERE AND COMPLETE

                               SUBSTITUTE FORM W-9

                                                  Date:                  , 2000
        -------------------------------------          ------------------
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               (signature of Holder(s))

(must be signed by the Rights holder(s) exactly as name(s) appear on the first page of this Certificate. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:                                    Home Telephone Number:
     ----------------------------------                        -----------------

Capacity:                                Business Telephone Number:
         ------------------------------                            -------------

Address:
        -------------------------------

Taxpayer Identification or
Social Security Number:
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